AMENDMENT TO 2010 DIRECTORS’ EQUITY COMPENSATION PLAN

ProPhase Labs, Inc., a Nevada corporation (the “Company”), hereby adopts this Amendment (this “Amendment”) to the 2010 Directors’ Equity Compensation Plan (the ‘Plan”).

WITNESSETH

WHEREAS, the Company’s Compensation Committee adopted the Plan and the Board of Directors (the “Board”) ratified the Plan;

WHEREAS, the Plan was submitted to and ratified by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 5, 2010;

WHEREAS, the Plan currently provides that the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 250,000 shares;

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company Stock that may be issued under the Plan by 175,000 shares to a total of 425,000 shares of Company Stock; and

WHEREAS, pursuant to Section 11 of the Plan, the Company may amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.           The first sentence of Section 3 of the Plan is hereby amended in its entirety to read as follows:

“Subject to Section 8 of the Plan, the total number of Shares which may be issued under the Plan is equal to four hundred twenty-five thousand Shares.”

2.           Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, ProPhase Labs, Inc. has caused this Amendment to be duly executed as of the effective date written above.

PROPHASE LABS, INC.

By:	/s/ Robert V. Cuddihy, Jr.
Name:	Robert V. Cuddihy, Jr.
Title:	Chief Financial Officer and Chief Operating Officer
Date:	May 6, 2013